Exhibit 5.1

EPSTEIN BECKER & GREEN, P.C. ATTORNEYS AT LAW 250 PARK AVENUE
1227 25TH STREET N.W. WASHINGTON, D.C. 20037-1156† (202) 861-0900	NEW YORK, NEW YORK 10177-0077† (212) 351-4500 FAX: (212) 661-0989	TWO EMBARCADERO CENTER SAN FRANCISCO, CALIFORNIA 94111 (415) 398-3500

1875 CENTURY PARK EAST LOS ANGELES, CALIFORNIA 90067-2501 (310) 556-8861		12750 MERIT DRIVE DALLAS, TEXAS 75251-1246† (972) 490-3143

ONE LANDMARK SQUARE STAMFORD, CONNECTICUT 06901-2601† (203) 348-3737	DIRECT: (212) 351-4522	2400 SOUTH DIXIE HIGHWAY, SUITE 100 MIAMI, FLORIDA 33133-3141 (305) 856-1100

ONE RIVERFRONT PLAZA NEWARK, NEW JERSEY 07102† (973) 642-1900		510 KING STREET, SUITE 301 ALEXANDRIA, VIRGINIA 22314-3132† (703) 684-1204

75 STATE STREET BOSTON, MASSACHUSETTS 02109† (617) 342-4000		111 SOUTH CALVERT STREET, SUITE 2700 BALTIMORE, MARYLAND 21202† (410) 385-5275

†P.C. NEW YORK, WASHINGTON, D.C. CONNECTICUT, VIRGINIA, NEW JERSEY MASSACHUSETTS, MARYLAND AND TEXAS ONLY

    July 28, 2005

AtriCure, Inc.

6033 Schumacher Park Drive

West Chester, OH 45069

Ladies and Gentlemen:

We have acted as counsel to AtriCure, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission of a registration statement (No. 333-124197) on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers registration of the offer and sale (the “Offering”) by the Company and certain selling shareholders of up to 4,600,000 shares of the Company’s common stock, $.001 par value (“Common Stock”), including 4,000,000 shares to be issued and sold by the Company, an additional 150,000 shares to be issued and sold by the Company upon the exercise, if any, of an over-allotment option granted to the underwriters named therein (such 4,150,000 shares, collectively, the “Company Shares”), and 450,000 shares (the “Selling Shareholder Shares”) issuable upon conversion of shares of preferred stock on a one-for-one basis (the “Preferred Stock”) held by the Selling Shareholders named therein to be sold by the Selling Shareholders upon the exercise, if any, of such over-allotment option.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and in rendering the opinion set forth below, we have examined and relied upon originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth, including

AtriCure, Inc.

July 28, 2005

the form of Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State in connection with the closing of the Offering (the “Restated Charter”).

In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents, (iv) the filing with the Delaware Secretary of State of the Restated Charter, as described above, and (v) the Offering of Common Stock is consummated, as contemplated by the Registration Statement, at a price per share approved by the Company’s Board of Directors or Pricing Committee. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Company Shares have been validly authorized and will, when issued and sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable and that the Selling Shareholder Shares have been validly authorized and will, when issued upon conversion of the Preferred Stock in accordance with the Company’s Certificate of Incorporation, be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

EPSTEIN BECKER & GREEN, P.C.

By:	/s/ Theodore L. Polin

Theodore L. Polin, Esq.